Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Two River Bancorp
Tinton Falls, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2015, relating to the consolidated financial statements of Two River Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/ BDO USA, LLP

Woodbridge, New Jersey
August 25, 2015